Further Estimates - Supplementary Information Statement of Operations and Accumulated Deficit
(in thousands of dollars)
	Estimated 2004-05	Forecast 2003-04	Estimated 2003-04
Revenue	6,590,500	6,474,700	6,228,000
Operating Expense	6,147,533	6,083,431	5,911,383
Operating Surplus	442,967	391,269	316,617
Debt Servicing	(614,000)	(605,000)	(650,000)
Transfer from Fiscal Stabilization Fund	171,100	275,400	392,700
Surplus for the Year	67	61,669	59,317
Accumulated Deficit, Beginning of Year	(5,418,297)	(5,479,966)	(5,479,966)
Accumulated Deficit, End of Year	(5,418,230)	(5,418,297)[1]	(5,420,649)[1]

1   For 2004-05, the General Revenue Fund adopted accrual accounting for capital assets. For comparative purposes, amounts for 2003-04 are restated to be consistent with the     presentation for 2004-05.

Further Estimates - Supplementary Information Statement of Cash Flow
(in thousands of dollars)
	Estimated 2004-05	Forecast 2003-04	Estimated 2003-04
Operating Activities
Surplus for the Year	67	61,669	59,317
Add Non-cash Items
Amortization of Foreign Exchange Loss	4,596	4,629	11,584
Amortization of Capital Assets	104,263	97,469	96,961
Loss on Loans and Investments	1,385	3,098	1,720
Net Change in Non-cash Operating Activities	(184,345)	115,065	(214,554)
Earnings Retained in Sinking Funds	(45,871)	(42,138)	(42,909)
Cash Provided by (used for) Operating Activities	(119,905)	239,792	(87,881)
Capital Activities
Acquisition of Capital Assets	(146,781)	(159,037)	(156,144)
Cash Provided by (used for) Capital Activities	(146,781)	(159,037)	(156,144)
Lending and Investing Activities
Receipts	446,215	350,004	372,962
Disbursements	421,952	563,833	539,397
Cash Provided by (used for) Lending and Investing Activities	24,263	(213,829)	(166,435)
Financing Activities
Borrowing	1,449,736	1,144,383	1,243,658
Debt Repayment	(1,343,502)	(668,981)	(604,115)
Increase (Decrease) in Deposits Held	(191,100)	(256,101)	(392,700)
Cash Provided by (used for) Financing Activities	(84,866)	219,301	246,843
(Decrease) Increase in Cash[1]	(327,289)	86,227	(163,617)

1  Cash also includes temporary, short-term (less than 30 days) investments.

Further Estimates - Supplementary Information Schedule of Expense
(in thousands of dollars)
	Estimated 2004-05	Forecast 2003-04		Estimated 2003-04
Executive Branch of Government
Agriculture, Food and Rural Revitalization	264,349	380,393		251,858
Centenary Fund	---	23,165		24,165
Community Resources and Employment	602,766	604,972		607,135
Corrections and Public Safety	118,887	118,296		118,359
Culture, Youth and Recreation	42,161	47,891		43,718
Environment	161,671	177,593		139,057
Executive Council	7,362	7,396		7,420
Finance	37,393	37,917		38,373
- Public Service Pensions and Benefits[1]	204,263	197,077		200,174
Government Relations and Aboriginal Affairs	195,108	187,594		190,349
Health	2,700,416	2,522,021		2,526,928
Highways and Transportation	252,285	242,993		246,097
Industry and Resources	61,194	65,951		69,641
Information Technology Office	2,609	3,565		5,365
Justice[2]	199,907	195,211		191,211
Labour	14,201	14,130		14,261
Learning	1,097,140	1,058,263		1,060,906
- Teachers' Pensions and Benefits	119,123	120,548		108,261
Northern Affairs	5,232	4,644		5,526
Public Service Commission	8,351	8,696		8,696
Saskatchewan Property Management Corporation	16,808	22,108		17,608
Saskatchewan Research Council	7,779	7,964		7,964

Legislative Branch of Government
Chief Electoral Officer	761	7,771		811
Conflict of Interest Commissioner	122	109		122
Information and Privacy Commissioner	387	306		306
Legislative Assembly	18,772	18,307		18,546
Ombudsman and Children's Advocate	2,731	2,795		2,771
Provincial Auditor	5,755	5,755		5,755
Operating Expense	6,147,533	6,083,431		5,911,383
Servicing Government Debt	614,000	605,000		650,000
Expense	6,761,533	6,688,431	[3]	6,561,383	[3]

[1]	Includes public service pension expenses related to all branches of government (executive, legislative and judicial).
[2]	Includes expenses for the judicial branch of government.
[3]	For 2004-05, the General Revenue Fund adopted accrual accounting for capital assets. For comparative purposes, amounts for 2003-04 are restated to be consistent with the presentation for 2004-05. A Reconciliation Schedule of Expenditure to Expense is provided in the Supplementary Information Section.

Further Estimates - Supplementary Information Schedule of Borrowing Requirements
(in thousands of dollars)
	Estimated 2004-05	Forecast 2003-04	Estimated 2003-04
Borrowing for Crown Corporations
Agricultural Credit Corporation of Saskatchewan	---	---	1,900
Crown Investments Corporation of Saskatchewan	32,800	---	3,700
Education Infrastructure Financing Corporation	3,900	36,719	32,400
Information Services Corporation of Saskatchewan	---	---	3,000
Municipal Financing Corporation of Saskatchewan	10,000	5,000	600
Saskatchewan Crop Insurance Corporation	---	50,000	---
Saskatchewan Opportunities Corporation	---	11,000	8,200
Saskatchewan Power Corporation	101,600	300,000	193,000
Saskatchewan Telecommunications Holding Corporation	30,400	---	113,700
Saskatchewan Water Corporation	8,800	4,900	14,200
Saskatchewan Watershed Authority	---	---	500
SaskEnergy Incorporated	68,100	---	---
Borrowing for Crown Corporations	255,600	407,619	371,200
Borrowing for Government	1,194,136	736,764	872,458
Borrowing Requirements	1,449,736	1,144,383	1,243,658

Further Estimates - Supplementary Information Schedule of Debt
As at March 31
(in thousands of dollars)
	Estimated Gross Debt 2005	Estimated Sinking Funds 2005	Estimated Debt 2005	Forecast Debt 2004	Estimated Debt 2004
Crown Corporation Debt
Agricultural Credit Corporation of
Saskatchewan	---	---	---	9,191	12,000
Crown Investments Corporation of
Saskatchewan	32,800	---	32,800	---	18,852
Education Infrastructure Financing
Corporation	78,843	(879)	77,964	74,578	70,505
Information Services Corporation of
Saskatchewan	56,006	---	56,006	64,206	67,606
Investment Saskatchewan Incorporated	20,919	(5,944)	14,975	15,231	---
Municipal Financing Corporation of
Saskatchewan	15,000	(53)	14,947	14,391	13,398
Saskatchewan Crop Insurance Corporation	150,000	---	150,000	162,000	105,000
Saskatchewan Housing Corporation	83,004	(3,807)	79,197	79,979	72,930
Saskatchewan Opportunities Corporation	---	---	---	151,872	149,071
Saskatchewan Power Corporation	2,062,305	(153,172)	1,909,133	1,982,376	1,939,931
Saskatchewan Property Management
Corporation	5,500	(2,165)	3,335	4,100	4,099
Saskatchewan Telecommunications
Holding Corporation	431,384	(41,855)	389,529	378,935	502,673
Saskatchewan Water Corporation	65,488	(4,714)	60,774	53,234	62,537
Saskatchewan Watershed Authority	---	---	---	---	500
SaskEnergy Incorporated	783,529	(33,592)	749,937	719,058	693,451
Crown Corporation Debt	3,784,778	(246,181)	3,538,597	3,709,151	3,712,553
Government Debt	8,945,593	(723,292)	8,222,301	7,968,073	8,278,804
Debt	12,730,371	(969,473)	11,760,898	11,677,224	11,991,357
Guaranteed Debt	79,597	---	79,597	116,882	123,548
Debt Plus Guaranteed Debt	12,809,968	(969,473)	11,840,495	11,794,106	12,114,905
Crown Corporation Purpose	3,785,414	(246,181)	3,539,233	3,710,448	3,719,228
Government Purpose	9,024,554	(723,292)	8,301,262	8,083,658	8,395,677
Debt Plus Guaranteed Debt	12,809,968	(969,473)	11,840,495	11,794,106	12,114,905